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                                                                       EXHIBIT 5



                                                       December 12, 1995


Great Western Financial Trust I
c/o Great Western Financial Corporation
9200 Oakdale Avenue
Chatsworth, California  91311


          Re:  Great Western Financial Corporation;
               Current Report on Form 8-K
               ------------------------------------


Ladies and Gentlemen:

          We have acted as special counsel to Great Western Financial Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the Registration Statement on Form S-3 (Registration No. 33-63057), filed by Great Western Financial Corporation, a Delaware corporation (the "Company"), and the Trust with the Securities and Exchange Commission (the "Commission") on September 28, 1995 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto, filed with the Commission on November 14, 1995, Amendment No. 2 thereto, filed with the Commission on November 28, 1995, and Amendment No. 3 thereto, filed with the Commission on November 30, 1995 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to, among other things, the registration under the Act of 4,000,000 8 1/4% Preferred Securities (the "Preferred Securities") of the Trust.

          The Preferred Securities are to be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration") among the Company, as sponsor, The First National Bank of Chicago, as property trustee (the "Property Trustee"), Michael J. Majchrzak, as Delaware
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Great Western Financial Trust I
December 12, 1995
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trustee (the "Delaware Trustee"), and Carl F. Geuther, J. Lance Erikson and
Bruce F. Antenberg, as regular trustees (together, the "Regular Trustees"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust relating to the Trust filed by the Delaware Trustee and the Regular Trustees with the Secretary of State of the State of Delaware on September 27, 1995; (ii) the form of the Declaration (including the form of the terms of the Preferred Securities annexed thereto); (iii) the form of the Preferred Securities; and (iv) the Purchase Agreement (the "Purchase Agreement"), dated December 6, 1995, between the Company, the Trust and the representatives of the several underwriters set forth therein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that each of the Declaration and the Preferred Securities as executed will be in substantially the form reviewed by us. As to any facts
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Great Western Financial Trust I
December 12, 1995
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material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by the Company and the Trust.

          Members of our firm are admitted to the bar in the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

          Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities, when the Declaration is executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Declaration, will be duly authorized for issuance and, when issued and executed in accordance with the Declaration and delivered and paid for as set forth in the Purchase Agreement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of Trust. We bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Trust Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

          This opinion is furnished to you solely for your benefit in connection with the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We also consent to the incorporation by reference into the Registration Statement of this opinion and the use of
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Great Western Financial Trust I
December 12, 1995
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our name under the heading "Legal Matters" in the Prospectus Supplement, dated
December 6, 1995, to the Prospectus, dated December 6, 1995. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                 Very truly yours,